SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2007

Waccamaw Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-32985	52-2329563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

110 N. POWELL BOULEVARD, WHITEVILLE, NC 28472

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 641-0044

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 30, 2007, Waccamaw Bankshares, Inc. (the “Registrant”) entered into a supplemental retirement plan with its directors. The plan provides that directors serving until their normal retirement age, 70, or directors retiring due to a disability shall receive a retirement benefit of $10,000 per year for ten years following their retirement from the board of directors. In the event they retire from the board before age 70, they are entitled to receive reduced retirement benefits, based on years served, for ten years following their early retirement. The balance accrued on behalf of a participating director will be paid in a single lump sum (i) to the director upon the occurrence of Change in Control of the Registrant or (ii) to the participating directors’ beneficiaries upon the directors’ death.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Certain Officers.

On October 30, 2007, the Registrant entered into various compensatory agreements with several of its executive officers.

Employment Agreement. The Registrant and its wholly owned subsidiary Waccamaw Bank (the “Bank” and together with the Registrant, the “Employer”) entered into an employment agreement with the Employer’s President and Chief Executive Officer, James G. Graham. Mr. Graham’s employment agreement provides for a three-year term, which renews automatically for an additional year on each anniversary of the agreement, except that the agreement terminates upon his attainment of age 65. The agreement provides for a base salary of $250,000 and perquisites customary for his title and position including the payment of country club dues and a car allowance. If Mr. Graham’s employment terminates due to disability, he is entitled to receive his then current salary for a period of 12 months plus the other perquisites granted under the agreement, including a pro rata portion of any bonus accrued for Mr. Graham as of the date his employment was terminated for such disability. In the event he is terminated without cause, Mr. Graham is entitled to receive his salary and benefits for the balance of the remaining term left under his employment agreement at the time of his termination. Mr. Graham is entitled to a Change in Control benefit equal to 299% of his “base amount,” as that term is defined in Section 280G of the Internal Revenue Code. Mr. Graham is also entitled to receive a tax gross-up on this Change in Control benefit to compensate him for any excise taxes owing under Section 280G of the Internal Revenue Code. In the event benefits under Mr. Graham’s employment agreement are contested following a Change in Control, Mr. Graham is entitled to receive legal fee reimbursements up to $500,000. Mr. Graham is subject to a confidentiality provision as well as a non-competition provision both of which survive termination of the agreement. The non-compete provision requires that Mr. Graham not compete with the Bank within Bladen, Columbus and New Hanover Counties, North Carolina and within Horry and Lancaster Counties, South Carolina or within a 25-mile radius of any full service office of the bank for (i) the balance of the remaining term of the agreement if Mr. Graham’s employment is terminated without cause or (ii) for 12 months if the agreement is terminated by Mr. Graham for any reason. If a Change in Control occurs, the non-compete provision becomes null and void.

Change in Control Agreements. The Employer entered into Change in Control agreements with each of David A. Godwin, Senior Vice President and Chief Financial Officer, Freda H. Gore, Senior Vice President and Chief Operating Officer, Kim T. Hutchens, Senior Vice President and Chief Administrative Officer, and Richard C. Norris, Senior Vice President and Chief Credit Officer. Each agreement provides that, if the officer’s employment is terminated without cause or voluntarily after suffering a “termination event,” such as a reduction in salary, diminution in title, duties or responsibilities, or an office relocation, within 12 months of a Change in Control, he or she will be entitled to a Change in Control payment equal to 299% of his or her “base amount” as defined by Section 280G of the Internal Revenue Code.

Supplemental Executive Retirement Plans. The Registrant entered into Supplemental Executive Retirement Plans with each of Messrs. Graham, Godwin, Hutchens, and Norris and Ms. Gore. The plan provides that officers serving until their normal retirement age, 65, shall receive a retirement benefit of $130,000 per year, in the case of Mr. Graham, and $80,000 per year, in the case of Ms. Gore and Messrs. Godwin, Hutchens and Norris, for life commencing upon their attainment of age 65. In the event they retire from the Registrant prior to age 65, they are

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entitled to receive reduced retirement benefits, based on years served, for the remainder of their lives. In the event the officer dies while there is a balance accrued for such officer, the officer’s beneficiaries shall be paid in a single lump sum the officer’s age 65 accrual balance or the net at risk, whichever is lower. In the event, the officer’s employment is terminated due to a disability, the officer will be paid in a single lump sum after attaining his or her normal retirement age the balance accrued for the officer as of the date of the disability. For Ms. Gore and Messrs. Hutchens and Norris, they would each be entitled to receive, in a single lump sum payment, an amount equal to the their normal retirement age benefit, $80,000 per year for life, without discount for the time value of money, if they resign from the Registrant for Good Reason within two years following a Change in Control. The officers would have Good Reason to resign if their salaries are reduced, they are assigned duties that are inconsistent with their position, authority and duties prior to the Change in Control or if they suffer a diminution in their position, authority or duties or they are assigned to an office or location outside of Whiteville, North Carolina. For Messrs. Graham and Godwin, they would be entitled to receive, in a single lump sum payment, an amount equal to their normal retirement age benefit, $130,000 per year for life for Mr. Graham and $80,000 per year for life for Mr. Godwin, without discount for the time value of money, upon the occurrence of a Change in Control. Each of Messrs. Graham and Godwin will receive a tax gross-up of this Change in Control benefit to compensate him for excise taxes owing under Section 280G of the Internal Revenue Code. In the event these Change in Control benefits are contested following a Change in Control, each of Messrs. Graham and Godwin is entitled to receive legal fee reimbursements up to $500,000. In the event any officer is terminated with cause, no payments shall be made and the agreement shall automatically terminate.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

Dated: November 5, 2007

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